UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2013

VICTORY ELECTRONIC CIGARETTES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11335 Apple Drive, Nunica, Michigan 49448
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  616-384-3272
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Background to the Restatements

On November 6, 2013, our Board of Directors concluded, in consultation with management and after discussion with our independent registered public accounting firm (Accell Audit & Compliance P.A.), that, due to the omission in the financial statements of a convertible debenture totaling $200,000, which was assumed by us in connection with the reverse merger with Techmine Industries, Inc. on June 25, 2013, the unaudited condensed consolidated financial statements for the fiscal quarter ended June 30, 2013 should no longer be relied upon.

Effects of Restatement

The effect of the restatement is an increase to our current liabilities in the amount of $200,000 and a decrease in additional paid in capital for the same amount. Management has considered the effect of the restatements on our prior conclusions as to the effectiveness of our disclosure controls and procedures and internal control over financial reporting. Management has concluded that a material weakness in internal controls over financial reporting existed as of June 30, 2013 and that our disclosure controls and procedures and internal control over financial reporting for such periods were therefore not effective. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ELECTRONIC CIGARETTES CORPORATION

Dated: November 7, 2013	By:	/s/ Bob Hartford
Bob Hartford
Chief Financial Officer